Exhibit 3.1
ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 8708
Website: secretaryofstate.biz
Document Number: 20070188015-92
Filing Date and Time: 03/16/2007 6:02 AM
Entity Number: E0204742007-5

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of
	Corporation:	UIG INDUSTRIES, INC.

2.	Registered Agent	CORPORATE SERVICES OF AMERICA
	Name and Address	728 S CASINO CENTER BLVD SUITE 207 LAS VEGAS, NEVADA 89101

3.	Shares:	75,000
	(number of shares	Number of shares	Par value:	Number of shares
	corporation authorized to issue)	with par value:		without par value:

4.	Names	IAN DIXON
	& Addresses,	Name
	of Board of	10161 PARK RUN DR #150	LAS VEGAS		89145
	Directors/Trustees:	Street Address	City	State	Zip Code
(each Director/Trustee must
	be a natural person at least	Name
18 years of age; attach
	additional page if more	Street Address	City	State	Zip Code
than two directors/trustees)

5.	Purpose:	The purpose of this Corporation shall be: ANY LAWFUL ACT
(optional-see instructions)

6.	Names, Address	BERTHA L. ELIAS-GONZALEZ	/S/ BERTHA L. ELIAS
	and Signature of	Name	Signature
	Incorporator:	726 S CASINO CENTER BLVD. #207	LAS VEGAS	NV	89101
	(attached additional page	Street Address	City	State	Zip Code
there is more than one
incorporator)

7.	Certificate of	I hereby accept appointment as Registered Agent for the above named Entity.
Acceptance of
	Appointment of	/S/ BERTHA L. ELIAS		03/14/2007
	Registered Agent:	Authorized Signature of R.A. or On Behalf of Registered Agent Entity		Date

This form must be accompanied by appropriate fees. See attached fee schedule.